Report of Independent Registered Public Accounting Firm

To the Board of Trustees of Russell Investment Funds and Shareholders of the U.S. Strategic Equity Fund,
U.S. Small Cap Equity Fund, International Developed Markets Fund, Strategic Bond Fund, Global Real
Estate Securities Fund, Mod erate Strategy Fund, Balanced Strategy Fund, Growth Strategy Fund and
Equity Growth Strategy Fund

In planning and performing our audit of the financial statements of Russell Inves tment Funds ("the
Company") as of and for the year ended December 31, 2017, in accordance with the standards of the Public
Company Accounting Oversight Board (United States), we considered the Company’s internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the
Company’s internal control over financial reporting. Accordingly, we do not expres s an opinion on the effectiveness of the Company's internal control over financial reporting.

The management of the Co mpany is responsible for establishing and maintaining effective internal control over financial reporting. In fu lfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company’s internal control over financial reporting is a proces s designed to provide reasonable assurance regardin g the reliability of financial reporting and the pre paration of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that t ransactions are recorded as necessary to permit preparation of financial statements in accordance w ithgenerally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and trustees of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company’s assets that could have a material effect on the financial statements.

Because of its inherent limi tations, internal control over financial reporting may not prevent or detect misstatements. Also, proje ctions of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal cont rol over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reas onable possibility that a material misstatement of the Company's annual or interim financial statements wi ll not be prevented or detected on a timely basis.

Our consideration of the Company’s internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company
Accounting Oversight Board (United States). However, we noted no deficiencies in the Company’s

PricewaterhouseCoopers LLP, 1420 Fifth Avenue, Suite 2800, Seattle, WA 98101
T: (206) 398 3000, F: (206) 398 3100, www.pwc.com/us

internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2017.

This report is intended solely for the information and use of management and the Board of Trustees of
Russell Investment Fundsand the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

PricewaterhouseCoopers LLP
Seattle, Washington
February 15, 2018